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                                                                   Exhibit 99.13

FOR IMMEDIATE RELEASE
Contact: Jeff Jarvis                      Jerry Daly and Carol McCune (Media)
         Chief Financial Officer          Daly Gray Public Relations
         ResortQuest International        (609) 383-1414
         (901) 762-0600


      RESORTQUEST INTERNATIONAL COMMENTS ON SECOND QUARTER EXPECTATIONS AND
              ANNOUNCES INTENTION TO WITHDRAW COMMON STOCK OFFERING


         MEMPHIS, Tenn., May 24, 1999--ResortQuest International, Inc. (NYSE:
RZT) today announced that it expects its second quarter diluted pro forma earnings per share to be in the range of $0.10 to $0.14 per share. This compares with pro forma earnings per share of $0.07 in the second quarter of 1998. First Call's consensus estimate for the company's 1999 second quarter is $0.18 per share. Although management believes the operating fundamentals of the business remain strong, the anticipated shortfall will be attributable to increased G&A expenses resulting from new acquisitions, developing a national brand and building the company's comprehensive Internet web site, ResortQuest.com, and the timing, type and seasonality of acquisitions completed in the second quarter.

         According to David Sullivan, the company's chairman and CEO, "Although we normally would not comment on consensus estimates for the second quarter and the remainder of the year at such an early time, we believe it is important to highlight two factors that are unique to our business and are expected to impact our earnings estimates for this year. First, our G&A expenses were increased to absorb new acquisitions and to establish a national brand, which includes costs to develop our very successful web site and our national advertising.

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ResortQuest International
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         "The introduction in January of ResortQuest.com, our interactive web site, has continued to generate very positive results for us," Sullivan added. "At ResortQuest.com, consumers can search through our inventory of nearly 15,000 vacation homes and condominiums, view photographs and floor plans, check availability and then make reservations on line. In the month of March, we generated more than eight million hits to our website.

         "Second, the timing, type (beach vs. mountain) and seasonality of acquisitions are expected to impact anticipated quarterly and annual results. As an example, we closed seven acquisitions in the first quarter which did not impact our first quarter estimates. However, during the second quarter, we had planned to close certain beach resort acquisitions in the early part of the quarter, which have either slipped to the later part of this quarter or into the third quarter. In addition, we plan to close certain mountain resort acquisitions in the second quarter, which may have a negative impact on the quarter since they are past their peak season.

         "The acquisitions through the end of the first quarter brought to 12 the number of acquisitions we have completed since our May 1998 IPO and increased our total portfolio from 9,000 to nearly 15,000 vacation rental units," Sullivan said. "The seasonality of resort property management companies makes it very difficult to predict the quarterly impact of our acquisitions, and we have been unable to time all of these acquisitions prior to their peak seasons. We are pleased that our overall operations, including our recent acquisitions, have performed in accordance with our expectations and are excited about our potential future growth opportunities."

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ResortQuest International
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         ResortQuest is applying to withdraw its 4,000,000 common share offering--2,000,000 for the company and 2,000,000 for the selling shareholders--which is on file with the Securities and Exchange Commission, and the underwriters for the offering have agreed to release all shareholder lock-up agreements entered into in connection with this proposed offering. The IPO lock-ups of the shareholders of the founding companies expire on May 26, 1999, and the remaining IPO lock-ups, including those with respect to investors in the sponsor entities, Capstone Partners, LLC, and Alpine Consolidated II, LLC, expired last week.

         The second quarter 1998 pro forma income includes the results of operations of the founding companies, Abbott Resorts, and the three acquisitions accounted for as a pooling of interests (Plantation Resort, Mountain High Management, High Country Resorts) and an adjustment for corporate expense. The remaining acquisitions are included in the results of operations from their respective dates of acquisition.

         ResortQuest's current locations include Gulf Shores, Ala.; Scottsdale/Phoenix, Ariz.; Palm Desert, Calif.; Aspen, Breckenridge, Dillon and Telluride, Colo.; Bethany Beach, Del.; Captiva Island, Destin, Ft. Walton Beach and Sanibel Island, Fla.; St. Simons Island, Ga.; Hawaii, Maui, Oahu, and Kauai, Hawaii; Nantucket, Mass.; Big Sky, Mont.; the Outer Banks of North Carolina; Sunriver, Ore.; Hilton Head Island, S.C.; Park City, Utah; and Whistler, British Columbia.


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ResortQuest International
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         THE MATTERS IN THIS PRESS RELEASE INCLUDE "FORWARD LOOKING STATEMENTS"
WITHIN THE MEANING OF THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, INCLUDING STATEMENTS REGARDING POSSIBLE EVENTS AND BUSINESS DEVELOPMENTS DURING THE SECOND QUARTER AND THE FISCAL YEAR. THESE STATEMENTS ARE BASED ON ASSUMPTIONS AND ANALYSES THE COMPANY HAS MADE IN LIGHT OF MANAGEMENT'S PERCEPTION OF HISTORICAL TRENDS, CURRENT BUSINESS AND ECONOMIC CONDITIONS AND EXPECTED FUTURE DEVELOPMENTS AS WELL AS OTHER FACTORS. HOWEVER, WHETHER ACTUAL RESULTS AND DEVELOPMENTS WILL CONFORM WITH THESE EXPECTATIONS AND PREDICTIONS IS SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES BEYOND THE COMPANY'S CONTROL, INCLUDING FACTORS IDENTIFIED IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORMS 10-Q, 10-K AND 8-K, PARTICULARLY THOSE FACTORS SET FORTH IN OUR FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 UNDER "FACTORS THAT MAY AFFECT FUTURE RESULTS", GENERAL ECONOMIC, MARKET OR BUSINESS CONDITIONS, THE ABILITY TO FIND AND CONSUMMATE ATTRACTIVE ACQUISITIONS AND THE ACTUAL TIMING OF ACQUISITIONS AS SUCH TIMING WOULD AFFECT THE CONTRIBUTIONS TO THE COMPANY'S RESULTS OF OPERATIONS FOR A GIVEN PERIOD, THE ABILITY TO FINANCE ACQUISITIONS AND OTHER FACTORS. CONSEQUENTLY, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS OR DEVELOPMENTS THAT ARE ANTICIPATED CAN BE REALIZED OR, EVEN IF REALIZED, THAT THEY WILL HAVE THE EXPECTED CONSEQUENCES TO OR EFFECTS ON THE COMPANY.